CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and consolidated financial statement schedule of Regal Beloit Corporation, and the effectiveness of Regal Beloit Corporation’s internal control over financial reporting dated February 26, 2008 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to Regal Beloit Corporation’s adoption of Financial Accounting Standards Board (FASB) Statement No. 123(R), Share-Based Payment, FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R), and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes), appearing in the Annual Report on Form 10-K of Regal Beloit Corporation for the year ended December 29, 2007, and our report dated June 25, 2008 appearing in the Annual Report on Form 11-K of Regal Beloit Corporation Retirement Savings Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
November 5, 2008